EXHIBIT 99.2

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                                                                    NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

MEDIA CONTACT:                               INVESTOR CONTACT:
Allen Staggers                               Max Kuniansky
Manager, External Communications             Executive Director, Investor
Relations 830-5433                             and Corporate Communications
Media Hotline: 1-888-233-3583                Phone: (724) 838-6895
E-mail: astagge@alleghenyenergy.com          E-mail: mkunian@alleghenyenergy.com
                                                     ---------------------------


                              FOR IMMEDIATE RELEASE
                              ---------------------

            ALLEGHENY ENERGY APPOINTS DAVID FEINBERG GENERAL COUNSEL

GREENSBURG, PA., OCTOBER 6, 2006 -- Allegheny Energy, Inc. (NYSE: AYE) today announced that David M. Feinberg will become Vice President and General Counsel of the company effective October 18, 2006. Mr. Feinberg currently holds the position of Deputy General Counsel with Allegheny Energy.

"David's accomplishments at Allegheny, success in private practice and academic achievements make him an ideal choice for this important position," said Paul J. Evanson, Chairman, President and Chief Executive Officer.

Mr. Feinberg joined Allegheny Energy in August 2004. He previously served as a partner in the law firm of Jenner & Block in its Chicago office. He received a Juris Doctor degree, magna cum laude, from Harvard Law School and a bachelor's degree in mechanical engineering, summa cum laude, from the University of Pennsylvania.

Mr. Feinberg replaces Hyun Park, Vice President and General Counsel, who has accepted a position with another company. "I thank Hyun for his hard work and contributions and wish him well in his future endeavors," said Mr. Evanson.

ALLEGHENY ENERGY
----------------

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.


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